EXHIBIT 2.4

                               WARRANT AGREEMENT



         This WARRANT AGREEMENT (the "Agreement") is made and dated as of December 31 1997, between Today's Man, Inc., a Pennsylvania corporation (the "Company"), and Stocktrans, Inc., a Pennsylvania corporation, as Warrant Agent (the "Warrant Agent").

         WHEREAS, the Company proposes to issue up to 5,439,503 Common Stock Purchase Warrants (which amount may be increased by an amount not to exceed 6,000 Warrants to accommodate the rounding up of fractional Warrants under the Plan, as hereinafter defined), as hereinafter described (the "Warrants"), to purchase shares of New Common Stock, no par value (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"). The Warrants will be issued to persons and/or entities (the "Recipients") pursuant to the Debtors' Second Amended Joint Plan of Reorganization dated September 26, 1997, as amended (the "Plan"). Capitalized terms used herein without definition shall have the meanings specified in the Plan.

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates (as defined below) and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All terms and provisions with respect to such powers and authority contained in the Warrant Certificate are subject to and governed by the terms and provisions hereof.

         Section 2. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form, shall be substantially in the form set forth in Exhibit "A"attached hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval), and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to confirm to usage.

         Section 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President, or a Vice President under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any present or future Chairman of the Board, President or Vice President, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President or Vice President, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have cased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

         Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

         Section 4. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register (the "Warrant Register") as they are issued by the Company. The Warrant Register shall be kept at the office of the Warrant Agent designated for such purpose and shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

         Subject to the limitations set forth in the immediately succeeding paragraph, Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrants entitling the holders thereof ("Holder" or "Warrant Holder") to purchase the Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

         Up to 5,430,503 Warrant Certificates (which amount may be increased by an amount not to exceed 6,000 Warrant Certificates to accommodate the rounding up of fractional shares under the Plan) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time-to-time thereafter, evidencing the right to receive a like number of Warrant Shares. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued upon registration of transfer or in exchange or substitution for one or more previously countersigned Warrant Certificates, as hereinafter provided.

         In case at any time the name of the Warrant Agent shall be changed (including by operation of Section 15), and at such time any of the Warrant Certificates shall be countersigned, but not delivered, the Warrant Agent may adopt the countersignature under its prior name; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Certificates either in its prior name or in its changed name and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         The Company, the Warrant Agent and all other Persons (as hereinafter defined) may deem and treat the registered Holder of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company, the Warrant Agent, nor any other Person shall be affected by any notice to the contrary. As used in this Agreement, the term "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

         Section 5. Registration of Transfers and Exchanges. The Warrant Agent shall from time-to-time register the transfer of any outstanding Warrant Certificates in the Warrant Register, upon surrender thereof (together with the form of assignment on the reverse side thereof duly filled in) to the Warrant Agent at its office designated for such purpose accompanied (if so required by it or the Company) by a written instrument or instruments of transfer (which shall be in a form reasonably satisfactory to the Warrant Agent and the Company), duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof, or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate or Warrant Certificates (of like tenor and representing in the aggregate a like number of Warrants) shall be issued to the transferee(s)and the surrendered Warrant Certificate or Warrant Certificates shall be canceled by the Warrant Agent. Canceled Warrant Certificates shall thereafter be disposed of by such Warrant Agent in a manner satisfactory to the Company.

         Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered to the Warrant Agent at its office designated for such purpose, for another Warrant Certificate or other Warrant Certificates of like tenor and representing n the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall thereafter be disposed of by such Warrant Agent in a manner satisfactory to the Company.

         The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, the new Warrant Certificates required pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.

         The Company may require payment of a sum sufficient to cover such reasonable charges (including, without limitation, any tax or other governmental charge that may be imposed and the fees and expenses of the Warrant Agent) as the Company or the Warrant Agent may prescribe in connection with any exchange or registration of transfer of Warrant Certificates.

         Section 6. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing at 9:00 a.m., New York City time, on the Issuance Date, and until 5:00 p.m., New York City time, on the second anniversary of the Issuance Date, to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive (the "Exercise Quantity") on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the second anniversary of the Issuance Date, shall become void and all rights thereunder and all rights in respect thereof under this Agreement and the Warrant Certificates shall cease as of such time. If the date on which the Warrants expire (i.e., the second anniversary of the Issuance Date) or the date on which they became exercisable (i.e., the Issuance Date) shall not be a business day, the Warrants shall expire or become exercisable, as the case may be, on the next succeeding business day.

         A Warrant may be exercised upon surrender to the Company at the office of the Warrant Agent designated for such purpose of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed in accordance with the Medallion Signature Guarantee Program by a bank or trust company having an office or correspondence in the United States, or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc. (together, in the case of a Non-Surviving Combination (as defined below), with such other documentation required to be delivered by holders of Common Stock before such Holders are entitled to receive consideration in respect of their shares), and upon payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company. The Company shall have the right to accept personal checks, in its sole and absolute discretion at any time and from time to time, provided, however, that payment of the Exercise Price for any Warrant Shares shall not be deemed to have been made until such personal check has been collected and such funds credited to the Company's account.

         Subject to the provisions of Section 7 hereof, upon such delivery of Warrants, delivery of required documents and payment of the Exercise Price, the Company (or the surviving entity in the case of a Non-Surviving Combination) shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate, a certificate or certificates for the number of full Warrant Shares (or other cash or property to which the Warrant Holder is entitled) issuable (or deliverable) upon the exercise of such Warrants together with cash as provided in Section 13; provided, however, that after the first public announcement that any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (e) of Section 12 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants, delivery of required documents and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than five (5) business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in
Section 13. Such certificate or certificates (or such other cash or property) shall be deemed to have been issued (or delivered), and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares (or such other cash or property) as of the date of the surrender of such Warrants, the delivery of required documents and payment of the Exercise Price.

         Subject to the provisions of this Agreement and the Warrant Certificates, the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time-to-time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Sections 3 and 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

         All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

         The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time-to-time with such numbers of copies of this Agreement as the Warrant Agent may request.

         The Warrant Agent shall, from time-to-time, as promptly as practicable, advise the Company of (i) the numbers of Warrants delivered to it in accordance with the terms and conditions of this Agreement and the Warrant Certificates, (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Shares or other cash or property to which such Holder is entitled upon such delivery,
(iii) the delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such delivery, and (iv) such other information as the Company shall reasonably request.

         Warrant Holders, as such, shall not be entitled (i) to receive any dividends in respect of such Holder's Warrant Shares, or (ii) to vote, or to receive notice of any meeting of the Company's stockholders, or otherwise exercise any rights of, or to receive any notices delivered to, Holders of Common Stock until such Holder surrenders certificates representing such Holder's Warrants to the Warrant Agent, pays the Exercise Price and delivers all other required documentation, all as set forth in this Agreement and the Warrant Certificates, and the Warrant Shares in respect of such Warrant are issued to such Holder.

         Section 7. Payment of Taxes and Governmental Charges. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrants or Warrant Certificates, as the case may be, including, without limitation, any transfer involved in the issuance of any Warrant Shares, and if any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid by the Holder, or it has been established by the Holder to the Company's satisfaction that no such tax or other charge is due.

         Section 8. Mutilated or Missing Warrant Certificates. In any case of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and of an indemnity reasonably satisfactory to the Company. The applicant for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay (prior to the issuance of any Warrant Certificates in accordance with this Section 8) such other reasonable charges (including, without limitation, any tax or other governmental charge that may be imposed in relation thereto, and the fees and expenses of the Warrant Agent in connection therewith) as the Company or the Warrant Agent may prescribe.

         Section 9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time-to-time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 14 hereof.

         Before taking any action which would cause an adjustment pursuant to
Section 12 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted, and which shall not in any way adversely affect the interests of the Holders of Warrants.

         The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue and payment therefor, be fully paid, nonassessable, free of preemptive rights and, subject to Section 7, free from all taxes, liens, charges and security interests with respect to the issue thereof.

         Section 10.       Obtaining Stock Market Listings.

         (a) The Company will from time-to-time use its reasonable efforts to have the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, listed or quoted on the Nasdaq National Market or the principal securities exchanges or other markets within the United States of America, if any, on which other shares of Common Stock are then listed or quoted, as the case may be.

         (b) The Company will from time-to-time use its reasonable efforts to have the Warrants listed or quoted on the Nasdaq National Market or the principal securities exchanges or other markets within the United States of America, if any, on which shares of Common Stock are then listed or quoted, as the case may be.

         Section 11.     Exercise Price and Exercise Quantity.

         (a) The "Exercise Price" per Warrant Share shall equal $2.70, as adjusted from time-to-time in accordance with this Warrant Agreement.

         (b) The term "Exercise Quantity" shall mean one (1) Warrant Share per Warrant, as adjusted from time-to-time in accordance with this Warrant Agreement.

         Section 12. Adjustment of Exercise Price and Exercise Quantity. The Exercise Price and Exercise Quantity are subject to adjustment from time-to-time upon the occurrence of the events enumerated in this Section 12.

         (a) Adjustments for Change in Capital Stock.

         If the Company:

                  (1) pays a dividend or makes a distribution on its Common
                      Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (4) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted (in conjunction with the adjustment proceed for in Section 12(g) hereof) so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which the Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         An adjustment made pursuant to this Section 12(a) shall become effective on the effective date of an event referred to in clauses (1) - (4) above, retroactive to the record date (if any) for such event.

         If after an adjustment pursuant to this Section 12(a), a Holder of a Warrant upon exercise of the Warrant may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

         Any adjustment pursuant to this Section 12(a) shall be made successively whenever any event listed above shall occur.

         (b) Occurrence of Transactions.

         For the purpose of any adjustment made pursuant to this Section 12, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         (c) When De Minimis Adjustment May Be Deferred.

         No adjustment in the Exercise Price need be made unless the adjustment, together with any adjustments not previously made and carried forward as provided in the next sentence, would require an increase or decrease of at least .1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Section shall be made to the nearest cent, or to the nearest 1/100th of a share, as the case may be.

         (d) Notice of Adjustment.

         Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 14 hereof.

         (e) Reorganization of Company.

         If the Company effects a Non-Surviving Combination, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the Non-Surviving Combination if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the Person formed by or surviving any such consolidation, merger or other business combination if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Person shall provide the Escrow Agent for mailing to Warrant Holders a notice describing the supplemental Warrant Agreement.

         For purposes of this Warrant Agreement, "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more other Persons in which any such other Person is the survivor, or a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Company to one or more such other Persons (in one transaction or in two or more related transactions), and with respect to which cash and/or non-cash consideration is to be distributed to holders of Common Stock; provided that if any such merger, consolidation, sale, transfer, lease or other conveyance of assets or other business combination in which the holders of Common Stock receive cash or non-cash consideration in exchange for Common Stock is structured so that the Company is the surviving entity, such transaction shall nevertheless be deemed a Non-Surviving Combination.

         If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee Person, that issuer shall join in the supplemental Warrant Agreement.

         (f) Warrant Agent's Disclaimer.

         The Warrant Agent shall have no duty to determine when an adjustment under this Section 12 should be made, how such adjustment should be made or the amount of such adjustment. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection
(e) of this Section 12 are correct. The Warrant Agent shall make no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

         (g) Adjustment in Exercise Quantity.

         Upon each adjustment of the Exercise Price pursuant to this Section 12, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                    N' = N x E
                                             -
                                             E'

where:

         N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

         N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

         E' = the adjusted Exercise Price.

         E  = the Exercise Price prior to adjustment.

         (h) Form of Warrants.


         Irrespective of any adjustments in the Exercise Price, or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         (i) No Adjustment.

         No adjustment of the Exercise Price or the Exercise Quantity shall be required pursuant to this Section 12 in respect of (i) the issuance of any securities issued pursuant to, or contemplated by, the Plan, or the exercise or conversion of any such securities; or (ii) the issuance or exercise of any option issued pursuant to the Management Stock Option Plan.

         Section 13. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Closing Price (as defined below) on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction. "Closing Price" shall equal (i) the last reported sales price of the Common Stock on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (ii) if such Common Stock shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the Nasdaq National Market or, if no such reported sale takes place on any such date, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (ii) if such Common Stock shall not be quoted on such Nasdaq National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market in which such Common Stock is traded. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the Closing Price on the basis of such quotations or other facts as it in good faith considers appropriate.

         Section 14.       Notices to Warrant Holders.

                  (a) Upon any adjustment of the Exercise Price pursuant to
Section 12, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Company's President, or any Vice President, and by the Chief Financial Officer (or his functional equivalent, however titled), setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14.

                  (b) In the event that at any time prior to the expiration of the Warrants:

                           (i) the Company shall authorize the issuance to all
holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                           (ii) the Company shall authorize the distribution to
all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 12 hereof); or

                           (iii) the Board of Directors shall have approved of
any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, lease, transfer or other conveyance of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                           (iv) the Board of Directors or shareholders of the
Company shall have approved of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                           (v) the Company proposes to take any action (other
than actions of the character described in Section 12(a)) which would require an adjustment of the Exercise Price pursuant to Section 12;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Warrant register, at least fifteen (15) days prior to the applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of share of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, sale, lease, transfer or other conveyance, reclassification, change, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

                  (c) The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of the transaction to which it relates.

         Section 15. Merger, Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to the corporate trust or shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor warrant agent under the provisions of Section 17. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

         Section 16. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

                  (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates, or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and non-assessable.

                  (b) The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate;
(iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct; or (iv) be liable for any act or omission made in reliance upon verbal instructions of an authorized representative of the Company, including its legal counsel.

                  (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                  (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

                  (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities arising as a result of the Warrant Agent's actions or omissions hereunder, except as a result of the Warrant Agent's gross negligence or willful misconduct.

                  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered Holders of Warrant shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement, or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall before the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                  (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, or for any other legal entity.

         Section 17.       Change of Warrant Agent.

                  (a) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct) after giving thirty (30) days prior written notice of the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the registered Holder of each Warrant Certificate at the Company's expense. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. Any removal shall not take effect until the appointment by the Company, as hereinafter provided, of a successor Warrant Agent.

                  (b) Any new warrant agent, whether appointed by the Company or by a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to stockholders, of not less than $10,000,000, or a stock transfer company doing business in the Northeastern United States. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed, but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. The Warrant Agent shall promptly transfer the books and records relating to the Warrants to such successor warrant agent. Not later than the effective date of any such appointment the Company shall file notice hereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the registered Holder of each Warrant Certificate.

                  (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent and, upon acceptance by the latter of such appointment, the Warrant Agent so succeeded shall cease to be Warrant Agent hereunder.

                  (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

                  (e) If the Company shall fail to make any appointment as provided in this Section 17 within a period of 30 days, then the registered

Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

         Section 18. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                                    Today's Man, Inc.
                                    835 Lancer Drive
                                    Moorestown, NJ 08057
                                    Attention: Chief Financial Officer

         In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

         Any notice pursuant to this Agreement to be given by the Company or by the registered Holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                                    StockTrans, Inc.
                                    7 E. Lancaster Avenue
                                    Ardmore, PA 19003

         Any notice pursuant to this Agreement to be given by the Company or the Warrant Agent to the Warrant Holders shall be sufficiently given when and if deposited in the mail, first-class or registered mail, postage prepaid, addressed to the Warrant Holder at its address as it appears on the Warrant Register. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, upon the written request of the

Company, to mail any such notice to the Holders upon receipt thereof from the Company. Any notice which is mailed in the manner herein provided shall be presumed to have been duly given and received when mailed, whether or not the Holder receives the notice. Neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to any other Holder.

         Section 19. Supplements and Amendments. The Company and the Warrant Agent may from time-to-time supplement or amend this agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein and which shall not in any way adversely affect the interests of the Holders of Warrants, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrants.

         Section 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 21. Termination. This Agreement shall terminate thirty business days after the second anniversary of the Issuance Date, 5:00 p.m., New York City time. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 16 shall survive such termination.

         Section 22. Return of Unclaimed Cash or Property. Notwithstanding any provision of this Agreement, cash or other property (including, without limitation, Warrant Shares) deposited with or paid to the Warrant Agent for distribution or issuance to Warrant Holders, but remaining unclaimed by the Warrant Holders for two years after the date upon which such Holders became entitled to receive such cash or other property, as the case may be, shall be repaid to the Company by the Warrant Agent on demand and all liability of the Warrant Agent shall thereupon cease with respect to such cash or property; and any Warrant Holder shall thereafter look only to the Company for any payment or distribution which such Holder may be entitled to collect; provided, however, that the Warrant Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper acceptable to the Company, notice that such cash or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such cash or property then remaining will be repaid to the Company.

         Section 23. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

         Section 24. Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders of the Warrant Certificates. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement.

         Section 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed, as of the day and year first above written.

[SEAL]                                      TODAY'S MAN, INC.



Attest: ________________________            By:________________________________



                                            Title:_____________________________

[SEAL]                                STOCKTRANS, INC.

Attest:___________________________
              Secretary
                                             By:_______________________________



                                             Title:____________________________

                                   EXHIBIT A
                         [Form of Warrant Certificate]

                  ________ WARRANTS TO ACQUIRE COMMON STOCK,
                      NO PAR VALUE, OF TODAY'S MAN, INC.

EXERCISABLE AFTER DECEMBER 31, 1997 THROUGH DECEMBER 31, 1999

NO. ______

         This Warrant Certificate entitles that _____________, or registered assigns, is the registered holder of _______ Warrants expiring at 5:00 P.M., New York City time, on December 31, 1999 or, if such date is not a business day, the next succeeding business day (the "Warrants") to purchase Common Stock, no par value per share (the "Common Stock"), of Today's Man, Inc., a Pennsylvania corporation (the "Company"). The Common Stock issuable upon exercise of Warrants is hereinafter referred to as the "Warrant Shares." Subject to the immediately succeeding paragraph, each Warrant entitles the holder upon exercise to purchase from the Company on or before 5:00 P.M., New York City time, on December 31, 1999 or, if such date is not a business day, the next succeeding business day, one fully paid and nonassessable share of Common Stock per Warrant (a "Warrant Share" and collectively, the "Warrant Shares")(the "Exercise Quantity") at an initial exercise price equal to $2.70 per Warrant Share (the "Exercise Price"). Such purchase shall be payable in lawful money of the United States of America in cash or by certified or official bank check to the order of the Company at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement (the "Warrant Agreement") referred to on the reverse side hereof. The Exercise Price and Exercise Quantity are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. Terms used herein but not otherwise defined shall have the meanings set forth in the Warrant Agreement.

         No Warrant may be exercised before 9:00 A.M., New York City time, on January 1, 1998 or, if such date is not a business day, the next succeeding business day, or after 5:00 P.M., New York City time, on December 31, 1999 or, if such date is not a business day, the next succeeding business day, and to the extent not exercised by such time such Warrants shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         THIS WARRANT CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

         WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


Dated:________________________       TODAY'S MAN, INC.

ATTEST:

______________________________       BY:_____________________________
Secretary                               President

Countersigned:

STOCKTRANS, INC.
as Warrant Agent


By:____________________________
    Authorized Signature

                         [Form of Warrant Certificate]

                                   [Reverse]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of up to 5,430,503 Warrants (which amount may be increased by an amount not to exceed 6,000 Warrants to accommodate the rounding up of fractional Warrants under the Plan) expiring at 5:00 P.M., New York City time, on December 31, 1999 or, if such date is not a business day, the next succeeding business day, entitling the holder on exercise to purchase shares of Common Stock, no par value per share of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of December 31, 1997 (the "Warrant Agreement"), duly executed and delivered by the Company to StockTrans, Inc., a Pennsylvania corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         Warrants may be exercised at any time on and after 9:00 A.M., New York City time, on January 1, 1998 or, if such date is not a business day, the next succeeding business day, and on or before 5:00 P.M., New York City time, on December 31, 1999 or, if such date is not a business day, the next succeeding business day. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check to the order of the Company and the other required documentation. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement. The Company may require payment of a sum sufficient to cover such reasonable charges (including, without limitation, any tax or other governmental charge that may be imposed and the fees and expenses of the Warrant Agent) as the Company or the Warrant Agent may prescribe in connection with any exchange or registration of transfer of Warrant Certificates.

                         Form of Election to Purchase

                   (To Be Executed Upon Exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____ shares of Common Stock and herewith tenders payment for such shares to the order of ___________ in the amount of $______ in cash or by certified or official bank check in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _____________, whose address is ________________________ and that such shares be delivered to ____________
whose address is ___________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________, whose address is _______________________, and that such Warrant Certificate be delivered to
_____________, whose address is __________________.


                                  Signature:

                                  Note: The above signature
                                  must correspond with the
                                  name as written upon the
                                  face of this Warrant
                                  Certificate in every
                                  particular, without
                                  alteration or enlargement
                                  or any change whatever
                                  and must be guaranteed in
                                  accordance with the
                                  Medallion Signature
                                  Guarantee Program by a
                                  bank or trust company
                                  having an office or
                                  correspondence in the
                                  United States, or a
                                  broker or dealer which is
                                  a member of a registered
                                  securities exchange or
                                  the National Association
                                  of Securities Dealers,
                                  Inc.
 .

                                  Signature Guaranteed By:

                              Form of Assignment

                (To Be Executed Upon Assignment of the Warrant)

         For value received _____________________ hereby sell, assign and transfer unto______________________________ the Warrants represented by this Warrant Certificate, together with all right, title, and interest therein, and do hereby irrevocably constitute and appoint ____________________ attorney, to transfer this Warrant Certificate on the books of the Company, with full power of substitution.

         Dated:                     , 19__

                                  Signature:

                                  Note: The above signature
                                  must correspond with the
                                  name as written upon the
                                  face of this Warrant
                                  Certificate in every
                                  particular, without
                                  alteration or enlargement
                                  or any change whatever
                                  and must be guaranteed in
                                  accordance with the
                                  Medallion Signature
                                  Guarantee Program by a
                                  bank or trust company
                                  having an office or
                                  correspondence in the
                                  United States, or a
                                  broker or dealer which is
                                  a member of a registered
                                  securities exchange or
                                  the National Association
                                  of Securities Dealers,
                                  Inc.

                                  Signature Guaranteed By: